Exhibit 99.1

ProPhase Labs Inc. Sets the Course for Expansion into the MENA Region with Cutting-Edge Genomic and Diagnostics Technologies

In a bid to seize substantial strategic growth opportunities in an emerging healthcare market, Company reveals plans to increase its global footprint.

Garden City, NY, June 22, 2023 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase”), a next generation biotech, genomics and diagnostics company, today unveiled its mission to develop its diverse business units in the MENA region and in particular, the Gulf Cooperation Council (“GCC”) – a robust alliance of six Arab states in the Persian Gulf region, which includes Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates. ProPhase aims to expand its business and form potential alliances throughout this vast region, focused on further advancing their state of the art healthcare markets.

The Company notes a rapidly growing population of over 400 million and an economy projected to grow by an average of 3.5% per year from 2022 to 2025 as major factors driving this expansion. With a per capita GDP surpassing $70,000 USD on a PPP adjusted basis, the GCC holds the world’s tenth-largest GDP, positioning it just behind the U.S. ProPhase seeks to meet the demand for leading edge diagnostic and therapeutic services in the area by offering its expanded portfolio to the over 65 million residents of the GCC, and ultimately, the entire MENA region.

ProPhase has onboarded ThinkEquity and Al Ramz as advisors to navigate these strategic initiatives. ThinkEquity is a U.S.-based investment bank with global capabilities in financing and strategic advisory, while Al Ramz Corporation PJSC is a leading UAE capital markets financial institution, providing a broad range of financial solutions.

“We are dedicated to unlocking potential partnerships and exploiting our advanced technology in the region,” says Ted Karkus, CEO of ProPhase Labs. “Collaborations with our investment bankers have opened up numerous in-person negotiations with significant life sciences companies in the region, helping us identify and establish potential strategic partnerships.”

“We believe Nebula Genomics, a key focus in our expansion strategy, offers a unique proposition - a comprehensive data repository with whole genome sequencing (WGS) specimens from over 140 countries,” said Mr. Karkus. “Given the UAE government’s ambitious vision to revolutionize healthcare through genomics and precision medicine, we believe the insights that our geographically diverse dataset offers aligns perfectly with this goal. Through collaboration and by leveraging our expertise and advanced technologies, we aim to significantly enhance the health and well-being of individuals across the MENA region and beyond.”

The Company plans to establish its presence in each of the countries with Nebula-branded genomic labs, funded by its potential strategic partners, with a particular focus on the UAE, where the government has made substantial investments in genomics. This initiative is aimed at establishing localized laboratories that will keep the genomic samples within the country while expanding Nebula’s library of data. Countries are often hesitant or prohibited from sending their samples across borders. The Company is also exploring offering a ‘white label’ version of its whole genome sequencing kits, branded by the local partner in exchange for a royalty and access to the data. This move would further enhance Nebula’s global reach to the 400 million inhabitants of the MENA region.

By harnessing the potential of genomics, AI, and advanced diagnostics, ProPhase aspires to profoundly impact patient outcomes and advance public health, aligning with the UAE government’s vision.

Alongside its genomics approach, ProPhase Labs is in active discussions to partner and introduce its BE-SMART Esophageal Cancer Test to the MENA region.

“We believe BE-SMART has the potential to be the gold standard of esophageal cancer testing, setting the bar for highly accurate predictive testing in this vital space. The UAE has witnessed an alarming rise in esophageal cancer cases, with an estimated 1,200 new cases reported and 600 related deaths in 2022 alone. Esophageal cancer ranks as the 10th most prevalent cancer in the UAE and the 8th leading cause of cancer-related mortality. Acknowledging this urgent healthcare concern, the UAE government has recently announced the launch of a national screening program that targets individuals at high risk of developing esophageal cancer, such as those with Barrett’s Esophagus (BE) or dysplasia. The program employs a range of screening tests like endoscopy and biopsy. By detecting and addressing the disease at its early stages, the program aims to significantly improve patient outcomes and enhance public health in the UAE. The market currently lacks a test that can predict BE progression to esophageal adeno carcinoma (EAC). BE-SMART’s high degree of sensitivity (true positive predictive ability) and specificity (true negative predictive ability) promises to change that. The BE-SMART test can potentially save many lives. At the same time, low risk patients won’t have to walk around wondering if they are going to develop EAC and be subjected to yearly endoscopies. Furthermore, this test could potentially save insurance companies billions of dollars in unnecessary endoscopy procedures.”

In parallel with these initiatives, ProPhase Labs plans to launch its over-the-counter anti-viral product, Equivir, currently under rigorous trials in India, to the MENA region, in addition to its plans to commercialize in the United States later this year. The Company believes that this low-cost, targeted solution for upper respiratory infections will be well received.

“As we advance our expansion strategy in the MENA region, ProPhase Labs remains steadfastly committed to promoting innovation, establishing partnerships, and delivering powerful solutions that enhance the health and well-being of individuals in the UAE and beyond,” concluded Mr. Karkus.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our multi-billion-dollar potential.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives in the MENA region. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering and growing new business lines and doing business outside the United States, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

For more information, visit www.ProPhaseLabs.com

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com

Source: ProPhase Labs, Inc.

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